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                                                                      EXHIBIT 11

                         AMERICAN MEDICAL HOLDINGS, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
                  (In thousands, except for per share amounts)

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                                                                       Three Months Ended May 31,    Nine Months Ended May 31,
                                                                       --------------------------    -------------------------
                                                                          1994           1993           1994           1993
                                                                        --------       --------       --------       --------

SIMPLE
  Net income before extraordinary loss                                  $ 71,291       $ 21,721       $112,081       $ 50,564
  Extraordinary loss on early extinguishment
    of debt                                                               (1,909)        (6,594)        (1,909)        (6,594)
                                                                        --------       --------       --------       --------
  Net income                                                            $ 69,382       $ 15,127       $110,172       $ 43,970
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------
  Average outstanding shares                                              77,160         76,785         77,052         76,729
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------
  Simple net income before extraordinary loss per share                 $  0.92       $   0.28       $   1.45       $   0.66
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------
  Extraordinary loss on early extinguishment
    of debt                                                                (0.02)         (0.09)         (0.02)         (0.09)
                                                                        --------       --------       --------       --------
  Simple net income per share                                           $   0.90       $   0.19       $   1.43       $   0.57
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------

PRIMARY
  Net income                                                            $ 69,382       $ 15,127       $110,172       $ 43,970
  Adjustment for interest on debentures,
   net of tax                                                                 74             72            217            209
                                                                        --------       --------       --------       --------
  Net income for primary                                                $ 69,456       $ 15,199       $110,389       $ 44,179
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------

  Average outstanding shares                                              77,160         76,785         77,052         76,729
  Common stock equivalents assuming
   exercise of stock options                                               1,780            642          1,745            721
  Common stock equivalents assuming
   conversion of debentures                                                  210            210            210            210
                                                                        --------       --------       --------       --------
  Shares for primary                                                      79,150         77,637         79,007         77,660
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------
  Primary net income per share                                          $   0.88 (1)   $   0.19 (1)   $  1.40  (1)   $   0.57 (1)
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------

FULLY-DILUTED
  Net income for primary                                                $ 69,456       $ 15,199       $110,389       $ 44,179
  Adjustment for interest on debentures,
   net of tax                                                                65             133            330            394
                                                                        --------       --------       --------       --------
  Net income for fully-diluted                                          $ 69,521       $ 15,332       $110,719       $ 44,573
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------

  Shares for primary                                                      79,150         77,637         79,007         77,660
  Common stock equivalents assuming
   additional conversion of debentures
   and exercise of stock options                                             488            415            627            361
                                                                        --------       --------       --------       --------
  Shares for fully-diluted                                                79,638         78,052         79,634         78,021
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------
  Fully-diluted net income per share                                    $   0.87 (1)   $   0.19 (1)   $   1.39 (1)   $   0.57 (1)
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------


(1) The calculations for primary net income per share and fully-diluted net income per share are submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces either no dilutive effect or the effect on dilution is less than 3%.

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